UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2007

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE	0-15491	22-2562955
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of Principal Executive Office) (Zip Code)

954-316-9008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Parlux Fragrances, Inc. is voluntarily reporting that the Nasdaq Listing Qualifications Panel has determined to grant the request of Parlux for continued listing on The Nasdaq Stock Market, subject to the condition imposed by the Panel that, on or before April 16, 2007, Parlux shall file its Form 10-Q for the quarter ended December 31, 2006.   Parlux expects to be able to file the Form 10-Q for the December 31, 2006 quarter by April 16, 2007 and thereby maintain its Nasdaq listing.

Parlux issued a press release on April 11, 2007 regarding the Panel's decision and its efforts to file its late reports on Form 10-Q, a copy of which is attached as Exhibit 99.1 to this Report and is incorporated by this reference into this Report.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 11, 2007, issued by Parlux Fragrances, Inc. announcing Parlux Receives Extension from Nasdaq Listing Qualifications Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARLUX FRAGRANCES, INC.

By:	/s/ FRANK A. BUTTACAVOLI
Frank A. Buttacavoli Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date:  April 12, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated April 11, 2007, issued by Parlux Fragrances, Inc. announcing Parlux Receives Extension from Nasdaq Listing Qualifications Panel.